CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (No. 288316) of Detection Systems, Inc. of our report dated June 27, 1996, appearing on page 24 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-k. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Rochester, New York
July 11, 1996